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C&S-510 (8/93)                                                  EXHIBIT 3(i)

      MICHIGAN DEPARTMENT OF COMMERCE -- CORPORATION AND SECURITIES BUREAU
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Date Received                                   (FOR BUREAU USE ONLY)


                                                 EFFECTIVE DATE:
Richard C. Lowe
Fraser Trebilcock Davis & Foster, P.C.
1000 Michigan National Tower
Lansing, Michigan 48933

DOCUMENT WILL BE RETURNED TO NAME AND ADDRESS INDICATED ABOVE


                       RESTATED ARTICLES OF INCORPORATION
                    FOR USE BY DOMESTIC PROFIT CORPORATIONS
            (Please read information and instructions on last page)

     Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:


1. The present name of the corporation is:  Neogen Corporation

2. The identification number assigned by the Bureau is:   059-092

3. All former names of the corporation are:  none

4. The date of filing the original Articles of Incorporation was:
   June 30, 1981

     The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I

The name of the corporation is:  Neogen Corporation

ARTICLE II

The purpose or purposes for which the corporation is organized is: to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.


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ARTICLE III


1. The total authorized capital stock of the Corporation is: 10,000,000 shares of Common Stock, Par Value per share of $.16.

2. In all matters in which the shareholders are entitled to vote, each stockholder shall be entitled to one vote for each share of stock owned.

3.     (a)     The holders of a majority of the outstanding Class A Preferred
Stock shall have the right to give not less than thirty (30) days prior written notice to the corporation and all holders of record of the Class A Preferred Stock that, on the date specified in such notice, all (but no less than all) outstanding shares of Class A Preferred Stock shall be converted to Common Shares on the basis of one preferred share for one common share.

       (b) The holders of a majority of the outstanding Class B Preferred Stock shall have the right to give not less than thirty (30) days prior written notice to the corporation and all holders of record of the Class B Preferred Stock that, on the date specified in such notice, all (but not less than all) outstanding shares of Class B Preferred Stock shall be converted to Common Shares on the basis of one preferred share for one common share.

       (c) Each holder of Class C Preferred Stock shall have the right, at its option, at any time up until the date fixed for any redemption of such stock, to convert each share of such Class C Preferred Stock into one share of Common Stock. As promptly as practicable after the exercise by any holder of such holder's option to convert any shares of Class C Preferred Stock, the Company shall deliver or cause to be delivered to or upon the written order of such holder, one or more certificates representing the number of shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. If the last day for the exercise of a holder's conversion option be a Saturday, Sunday or legal holiday, then such conversion option may be exercised upon the next succeeding day that is not a Saturday, Sunday or legal holiday. Each such conversion shall be deemed to have been made immediately prior to the close of business on the date the option to convert is exercised, and notwithstanding such conversion, the holder shall be entitled to receive all declared but unpaid dividends, if any, on the shares so converted.

       (d) In the event the corporation completes an initial public offering of shares with gross proceeds of at least $3,000,000, and the total value of the corporation immediately prior to such offering is at least $10,000,000, all shares of Class C Preferred stock shall be automatically converted into shares of Common Stock on the basis of one preferred share for one common share.

4. The Corporation shall be managed by a Board of Directors composed of at least five and not more than nine members, the precise number of which shall be determined from time to time by the Board of Directors.

5. A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) a violation of Section 551(1) of the Michigan Business Corporation Act, or (iv) any transaction from which the director derived any improper personal benefit. Any repeal or modification of the foregoing sentence by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

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ARTICLE IV

1.     The address of the current registered office is:

       620 Lesher Place,   Lansing, Michigan    48912
       (Street Address)         (City)        (ZIP Code)

2. The mailing address of the current registered office, if different than above:

       (Street Address)         (City)        (ZIP Code)

3. The name of the current resident agent is:  MR. JAMES L. HERBERT, JR.

ARTICLE V

The name and address of the incorporator is as follows: James R. Davis, 1018 Michigan National Tower, Lansing Michigan 48933.

ARTICLE VI

When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

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5.   COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE
     UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS; OTHERWISE, COMPLETE SECTION (b). DO NOT COMPLETE BOTH.

     a. These Restated Articles of Incorporation were duly adopted on the --- _____ day of ____________, 1996 in accordance with the provisions of Section 642 of the Act by the unanimous consent of the incorporators before the first meeting of the Board of Directors.

             Signed this         day of                  , 1996.
                         -------        -----------------

             ------------------------------- ----------------------------------

             ------------------------------- ----------------------------------

   (Signatures of ALL incorporators; type or print name under each signature)

     b.  X   These Restated Articles of Incorporation were duly adopted on
        ---  the 13th day of September, 1996 in accordance with the provisions of Section 642 of the Act and:  (check one of the following)

         X   were duly adopted by the Board of Directors without
        ---  a vote of the shareholders.  These Restated Articles of
             Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

             were duly adopted by the shareholders. The necessary number of --- shares as required by statute were voted in favor of these
             Restated Articles.

             were duly adopted by the written consent of the shareholders --- having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

             were duly adopted by the written consent of all the --- shareholders entitled to vote in accordance with Section 407(2)
             of the Act.

     Signed this 13th day of September, 1996.

     By   /s/ JAMES L. HERBERT
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         (Only Signature of President, Vice-President, Chairperson, or
          Vice-Chairperson)

     JAMES L. HERBERT                                    PRESIDENT
     ----------------------------------------------------------------------
     (Type or Print Name)                            (Type or Print Title)

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Name of person or organization              Preparer's name and business
remitting fees:                             telephone number:

FRASER TREBILCOCK DAVIS & FOSTER, P.C.          RICHARD C. LOWE


                                 (517)377-0841


                          INFORMATION AND INSTRUCTIONS

1. The articles of incorporation cannot be restated until this form, or a comparable document, is submitted.

2. Submit one original of this document. Upon filing, the document will be added to the records of the Corporation and Securities Bureau. The original will be returned to the address appearing in the box on the front as evidence of filing.

     Since this document will be maintained on optical disk media, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3. This document is to be used pursuant to sections 641 through 643 of the Act for the purpose of restating the articles of incorporation of a domestic profit corporation. Restated articles of incorporation are an integration into a single instrument of the current provisions of the corporation's articles of incorporation, along with any desired amendments to those articles.

4. Restated articles of incorporation which do not amend the articles of incorporation may be adopted by the board of directors without a vote of the shareholders. Restated articles of incorporation which amend the articles of incorporation require adoption by the shareholders. Restated articles of incorporation submitted before the first meeting of the board of directors require adoption by the shareholders. Restated articles of incorporation submitted before the first meeting of the board of directors require adoption by all of the incorporators.

5. Item 2 -- Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

6. The duration of the corporation should be stated in the restated articles of incorporation only if it is not perpetual.

7. This document is effective on the date endorsed "filed" by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated.

8. If the restated articles are adopted before the first meeting of the board of directors, item 5(a) must be signed in ink by a majority of the incorporators. Other restated articles must be signed by the president, vice-president, chairperson or vice-chairperson.

9. FEES: Make remittance payable to the State of Michigan. Include corporation name and identification number on check or money order

     NONREFUNDABLE FEE ............................................... $10.00
     TOTAL MINIMUM FEE ............................................... $10.00
     ADDITIONAL FEES DUE FOR INCREASED AUTHORIZED SHARES ARE:

        each additional 20,000 authorized shares or portion thereof... $30.00 maximum fee for first 10,000,000 authorized shares......... $5,000.00 each additional 20,000 authorized shares or portion
        thereof in excess of 10,000,000 shares........................ $30.00 maximum fee per filing for authorized shares in excess of
        10,000,000 shares........................................ $200,000.00

10.  Mail form and fee to:                 The office is located at:
     Michigan Department of Commerce       6546 Mercantile Way
     Corporation and Securities Bureau     Lansing, MI 48910
     Corporation Division                  Telephone:  (517) 334-6302
     P.O. Box 30054
     Lansing, Michigan 48909-7554